Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UTime Limited

Grand Cayman, Cayman Islands

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 21, 2021, relating to the 2021 consolidated financial statements of UTime Limited (the “Company”) appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, The People’s Republic of China

April 24, 2024